Investment Company Act File No. 811-07527

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Filed by the Registrant

☐  Filed by a Party other than the Registrant

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☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒ Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

Turner Funds

(Name of Registrant as Specified in Its Charter)

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December 27, 2016

Turner Funds

Turner Medical Sciences Long/Short Fund
Turner Midcap Growth Fund

Turner Small Cap Growth Fund
Turner SMID Cap Growth Opportunities Fund

MEETING HAS ADJOURNED
PLEASE VOTE! YOUR RESPONSE IS GREATLY NEEDED!

Dear Fellow Shareholder:

The Turner Funds recently sent you proxy materials for the above mentioned funds requesting your vote on an important proposal to be decided at the Special Meeting of Shareholders that has been adjourned until January 12, 2017.

Although the response of our shareholders who have voted has been positive, we need your vote in order to pass these important proposals.

The Fund has made it easy for you to vote – you may use the following options:

1.	For questions or to vote with a live proxy voting specialist, please call 877-777-8749 and a proxy voting specialist will be happy to answer your questions and assist you in placing your vote over the phone. Representatives are available weekdays from 9:30 a.m. to 10:00 p.m. Eastern Time.

2.	To vote online, log on to the website www.proxyvote.com and enter the control number reflected on your proxy card and follow the prompts.

3.	To vote by phone, refer to the toll free touchtone voting telephone number referenced on your proxy card and enter the control number also reflected on your proxy card and follow the prompts.

4.	To vote by mail, sign and return the proxy card in the return envelope provided.

Please take a minute to vote as your vote matters. Thank you for your help with this important vote.

Sincerely,

Robert E. Turner
President and Trustee